                                                                EXHIBIT 10.34

                           SECOND AMENDMENT TO LEASE

State of Georgia
County of DeKalb

THIS SECOND AMENDMENT TO LEASE (the "Agreement") is made and entered into this 16th day of July, 1999 by and between Hallwood 95 L.P., a Delaware Limited Partnership, as successor in interest to Hallwood Real Estate Investors Fund IV ("Landlord"), and U.S. Franchise Systems, Inc. ("Tenant").


WITNESSETH:

WHEREAS, Landlord's predecessor in interest and Tenant have previously entered into a Lease Agreement dated September 25, 1995 (the "Initial Lease"), for the use and occupancy of certain premises by Tenant known as Suite 250 (the "Premises") in the building located at 13 Corporate Square, Atlanta, Georgia 30329 ("the Building"); and

WHEREAS, Landlord and tenant do hereby intend to amend and modify the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. EFFECTIVE DATE. This Second Amendment to the Lease shall take effect as of July 1, 1999, and shall continue in effect for the duration of the said Amendment, that is until September 30, 2005 ("Term").

2. PREMISES. Effective July 1, 1999, the square footage under lease to Tenant shall be increased from 10,083 rentable square feet to approximately 15,852 rentable square feet which includes 10,083 rentable square feet of existing space and 5,769 rentable square feet of expansion space as outlined on Exhibit "A" attached hereto and incorporated herein.

3. EXTENDED TERM. The term of this Lease Amendment is hereby extended by an additional five (5) years beginning October 1, 2000 and ending September 30, 2005.

4. RENTAL. Tenant agrees to pay to Landlord monthly rental payments in accordance with the following schedule:

       Term                    Total Monthly Rent Due
       7/1/1999 - 6/30/2000           $19,881.05
       7/1/2000 - 6/30/2001           $20,676.29
       7/1/2001 - 6/30/2002           $21,503.34
       7/1/2002 - 6/30/2003           $22,363.48
       7/1/2003 - 6/30/2004           $23,258.02
       7/1/2004 - 6/30/2005           $24,188.34
       7/1/2005 - 9/30/2005           $25,155.87

5. LEASEHOLD IMPROVEMENTS. Exhibit "B", attached hereto and made part hereof.

6. SIGNAGE. Provided that Tenant occupies no less than fifteen thousand (15,000) rentable square feet of space in the Building, and local ordinances permitting such hereinafter described exterior signage without requiring a change in the name of the Building, Tenant shall have the right to install exterior signage on Building 13 and to install a monument sign outside the northeast entrance of Building 13 (the "Signs"). The approved signs must be installed within one year from the date Landlord delivers signage specifications to Tenant.

       Landlord's specifications that Tenant must adhere to regarding the sign(s), including but not necessarily limited to location, size, style, color, length, width, etc., shall be communicated to Tenant from Landlord using Landlord's best efforts within 60 days of the date this Lease Amendment is executed by Landlord.

       Tenant shall not commence installation of the sign(s) without Landlord's prior written approval of all working drawings in connection therewith, as well as Landlord's approval of contractors to be utilized by Tenant to construct and install the sign(s). Any and all costs associated with the sign(s) shall be the expense of Tenant. All cost of operating and maintaining the sign(s) are also the responsibility of Tenant. After installation, Tenant shall, at its expense, maintain the sign(s) in good working order and condition.

       In addition, Tenant shall obtain any and all building permits, electrical permits and sign permits for the installation, operation and maintenance of the sign(s), required by governmental authorities having jurisdiction over the Building.

       Tenant shall also provide satisfactory evidence to Landlord that the property and liability insurance coverage, to be maintained by Tenant and as required by the Lease, covers the sign.

       Tenant also agrees that upon expiration or earlier termination of the Lease, or if Tenant should occupy less than fifteen thousand (15,000) rentable square feel in the Building, Tenant shall remove the Sign(s) within sixty (60) days, Tenant shall pay any and all costs to remove and dispose of the sign under Landlord's direction and to repair and restore any areas of the Building and or Property requiring repair or restoration as a result of the installation and/or removal of the sign.

7. BROKER. Tenant and Landlord represent and warrant to each other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiations, procurement or execution of this Second Amendment which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee or any other compensation of any kind or nature in connection herewith. Tenant and Landlord shall and hereby agrees to, indemnify, defend and hold the other harmless from all cost, expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to the Lease and/or this Second Amendment which arise out of any agreement or dealings, between Tenant or Landlord and any such agent or broker. Hallwood Commercial Real Estate, LLC, has not acted as agent for Tenant in his transaction.

8. CONFLICT OF TERMS. Except as expressly amended herein, all terms and conditions in the Lease shall remain unchanged and in full force and effect, and all capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

IN WITNESS WHEREOF, each party has caused this Amendment to Lease to be executed by its authorized officer(s).




LANDLORD:                              TENANT:

HALLWOOD 95, L.P.,                     U.S. Franchise Systems, Inc.
A Delaware Limited Partnership
Hallwood Commercial Real
Estate, LLC

BY:       [ILLEGIBLE]                  BY:        /s/ Neal K. Aronson
    -----------------------------           -----------------------------

TITLE:    [ILLEGIBLE]                  TITLE:   Exec. VP-CFO
       --------------------------              --------------------------

DATE:     7/11/99                      DATE:      July 6, 1999
       --------------------------              --------------------------

                                   EXHIBIT "A"
                                    PREMISES







                                   [FLOOR PLAN]

                                  Exhibit "8"

                             LEASEHOLD IMPROVEMENTS

                              WORK LETTER AGREEMENT


Landlord and Tenant mutually agree as follows:

1.   Definitions
     -----------

     The terms defined in this paragraph, for purposes of this work letter agreement, shall have the meanings specified herein, and in addition to the terms defined herein, terms defined in the Lease of which this Agreement is an Exhibit shall, for purposes of this work letter agreement, have the meanings specified therein.

     1.01 "Building Standard" means the quantity and quality of materials, finishes and workmanship currently used in Building 13.

     1.02 "Construction Documents" means the construction drawings, plans and specification referred to in paragraph 2.02 below.

     1.03 "Leasehold Improvements" mean the tenant improvements as contemplated by the Construction Documents.

     1.04 "Quality Licensed Contractors" means Contractor that is licensed in the State of Georgia, with required insurance including but not limited to Workmen's Compensation, Comprehensive General Liability, Employer's Liability and Property Damage.

2.   Approval and Construction Procedures.
     -------------------------------------

     2.01 Tenant shall build improvements in the Premises pursuant to the terms hereof and of the Lease and in the manner necessary to satisfy its business requirements, in substantial compliance with the Building Standards and applicable Code Requirements and in a safe and efficient manner to conform with the existing structural, electrical, plumbing, heating, ventilating and air conditioning components of the Building.

          Tenant shall submit to Landlord for approval floor plans of the Premises as they are developed. Landlord shall review plans and provide approvals and/or comments within five (5) business days after receipt of the plans. Landlord acknowledges that Tenant will hand deliver plans to Landlord for the purpose of reviewing and discussing the plans in order to expedite approval. Approval will not be unreasonably withheld and plans will not be disapproved for items other than those, which are against local and/or state codes or affecting the structural or architectural integrity of the Premises.

     The following shall apply to the construction of the Leasehold
Improvements.

     (a) All work involved in the completion of Leasehold Improvements shall be carried out by Tenant and its agents and contractors subject to the reasonable review and approval by Landlord or its representatives. Landlord shall cooperate with Tenant and its agents and contractors to promote the efficient and expeditious completion of the Leasehold Improvements; and

     (b) Tenant agrees to construct or cause to be constructed the Leasehold Improvements (i) in accordance with the Landlord Approved Construction Documents, (ii) so as not to damage the structure, exterior, mechanical systems, electrical system and plumbing of the Building, and (iii) in compliance with all applicable governmental or quasi-governmental laws, ordinances, rules and regulations.

     (c) Tenant agrees to utilize Quality Licensed Contractors. Tenant shall ensure that Contractors are insured and bonded.

     (d) Tenant and Tenant's Contractor shall adhere to the Contractor Rules and Regulations attached hereto as Exhibit C, during all phases of improvements to the premises.

     2.02 Upon completion of any work performed hereunder, Tenant shall deliver to Landlord copies of all as built construction drawings, shop drawings plans or specifications related to such work.

                                  Exhibit "B"
                             LEASEHOLD IMPROVEMENTS
                           WORK LETTER AGREEMENT-Page 2


     2.03 Tenant shall hold Landlord harmless from any and all mechanic's or materialman's lien claim(s) arising from the construction of the Leasehold Improvements: if any such lien claim(s) are filed, Tenant shall immediately cause all to be removed or obtain a bond insuring over the effect of such lien(s) in the amount of 100% of the amount of such lien(s) for the benefit of Landlord. If Tenant fails within 30 days of demand from Landlord to remove or bond over any such lien(s) unless Tenant is disputing such lien(s) in good faith or otherwise, to protect Landlord from any such loss, claim, expense, cost or liability, Landlord may take such reasonable actions necessary to do so and the cost of such actions shall be additional Rent due Landlord under the Lease and immediately payable by Tenant.



3.   ALLOWANCE.
     ----------

     3.01 Tenant shall receive an allowance in an amount up to $73,491.00, to apply against Tenant's obligation to pay for the Leasehold improvements. Solely, tenant shall pay any portion of the Leasehold Improvement Cost in excess of the amount of such allowance. Leasehold Improvement Allowance must be used prior to December 31, 2000.

          Tenant will be allowed to amortize 50% of any unused allowance monies to reduce its monthly rental obligations from January 1, 2001 through September 30, 2005. The maximum amount of unused allowance to be amortized is $10,000. For example: If $20,000 is remaining as unused allowance 50% or $10,000 shall be divided by the months remaining on the lease term which is 57 months ($10,000 divided by 57 = $175.44) and that amount shall be deducted each month from Tenant's lease obligation. In no event shall Tenant's amortized rent deduction exceed $10,000.

     3.02 Tenant will be allowed to use up to $20,000.00 of the allowance for cost associated with the relocation from Suite 140 in Building 13 to Tenant's second floor premises, including but not limited to installation of phones, computer or data equipment or cabling.


4    REIMBURSEMENT.
     --------------

          Tenant may request the allowance after the improvements listed in paragraph 5 below are complete by submitting to the Landlord the following:

          (a) A billing to the Landlord for the agreed allowance accompanied by copies of actual paid contractor invoices.

          (b) Signed lien waivers from the general contractor and his subcontractors for the total work performed under the contract, even if the contract amount is more than the agreed allowance.

          Landlord reserves the right to inspect premises and provided all costs are substantiated; Landlord shall reimburse Tenant within 30 days after receipt of all of the above items thereof.

5.   IMPROVEMENTS
     ------------

     Improvements to the expansion area shall include, but not limited to, the re-configuration of offices marked 1,2 and 3, in the expanded area. All improvements shall be done in accordance with paragraphs 1 through 4 above.

                                   EXHIBIT "B"
                            LEASEHOLD IMPROVEMENTS
                       WORK LETTER AGREEMENT -- Page 3








                                   [FLOOR PLAN]

                              EXHIBIT C
                         CONTRACTOR RULES & REGULATIONS

Any contractor, sub-contractor or employee of same shall abide by the following guidelines. In the event these guidelines are not followed, it shall be deemed as a breach of contract and will be the building manager's discretion whether to continue or cancel the contract.

1. PARKING: Contractor and anyone in his employ shall park in areas designated by the building manager.

2. THE WORK SITES: Work sites shall be kept clean and confined to the area in which the work is being done unless the building manager gives prior approval.

3. COMMON AREA: Shall be kept clean at all times, and no material shall be left in a common area for more than 15 minutes. Contractor at his sole expense will immediately repair any damage to any common area. Should these repairs not be made, Hallwood will have the area repaired and deduct the cost of said repair from the contract amount.

4. USE OF BUILDING FACILITIES: Contractor employees will have use of the building restrooms. These areas are not to be used as a tool clean-up area; they are to be left in a clean and orderly condition. Janitor's closets can be used to get water and clean equipment, but must be cleaned each time it is used. If these areas are not kept clean, contractor will lose access to these areas.

5. ACCESS: Should special access to the building be needed, the contractor shall give the manager at least 48 hours written notice.

6. UTILITY INTERRUPTION: Should there be a required utility interruption, the contractor shall give the building manager at least 48 hours written notice. Should this be an accidental interruption, the contractor will immediately repair the interruption. Should these repairs not be made in an expeditious manner, Hallwood will make the needed repairs and deduct the cost of said repairs from the contract amount.

7. WORKERS ON SITE: Contractor employees and sub-contractors shall confine their activities to the work area as much as possible. There will be no loitering in the common areas or building office.

8. TELEPHONE: The building manager's telephone will not be made available for your use. Should you have the need for direct contact with the job site, other arrangements should be made.

9. MATERIALS: Any materials taken out of a space during demolition, not scheduled for reinstallation in that space, will remain the property of the building and shall be placed in storage or removed from the site by the contractor as directed by the manager.

10. VACANT SPACE: There will be no removal of material of any kind, from any vacant space in the building for use somewhere else, without written consent from the building manager.

11. TENANT DISRUPTIONS: Any activity that is excessively noisy, (ram-set, hammer drills, saws, concrete cutting, screw guns, coring, etc.) will be done after normal business hours and scheduled with the building manager.

12. CHANGES IN THE WORK: Any change in the scope of work, whether it affects the contract amount or not, must go through the building manager where a change order will be initiated. No change in the work will be accepted without a signed change order.

13. DUMPSTER: Prior to setting any container used to dispose of construction debris, approval must by given by the building manager. Steps must be taken by the contractor not to allow said container to damage parking lot or any area it might occupy. Should such damage occur, it shall be repaired at the sole cost of the contractor in a timely manner or Hallwood will repair such damage and deduct cost of repair from contract amount.

14. QUALITY OF WORK: Hallwood will not accept any work that is not of the highest quality. All material will be specified in bid documents or in the absence of any specifications, will be of highest quality. Craftsmanship will also be of highest quality. Any work not meeting Hallwood's quality standard will not be accepted and will be re-done at the contractor's sole expense prior to final payment.

15. HEALTH AND SAFETY PROGRAMS: Contractor agrees to abide by all the regulations imposed by Hallwood with respect to "Hazard Communication", "Lockout/Tagout", "Health and Safety" or any other program in place at the time. Contractor also agrees to train his employees in all proper procedures required by these programs.

16. MECHANICAL: In the event that there are no mechanical prints or specifications attached to the bid document, the following language shall apply to all work. In the event of a conflict between this language and the construction documents the construction documents shall govern.

          Contractor agrees to provide sufficient supply and return air, heating and air conditioning to all usable areas covered by this contract. This shall include, but not limited to, all labor, fire dampers, controls, ducts, supply and return registers heating elements, cooling coils, hangers, filters or any other items required to adequately condition the space equal to or better than building standard conditions. Contractor shall air balance the system to provide proper air flow in accordance with all "ASHRAE", SMACNA", and "AABC" guidelines. Contractor shall keep all filters cleaned during construction and replace with new filters upon completion and prior to delivery of space to owner. In no event shall more than 5 lineal feet of flex duct be used in any single run.